UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: June 19, 2009
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 East 57th Street, New York, New York 10022
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2009,  E*TRADE Financial Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. (“J.P. Morgan”) and Sandler O’Neill & Partners, L.P. as representatives of the underwriters listed in the Underwriting Agreement, pursuant to which the Company agreed to issue and sell 435,000,000 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share, at a public offering price of $1.10 per share in a registered underwritten public offering (the “Offering”).  As part of the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 65,000,000 shares of the Company’s Common Stock.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-158636), which became effective upon filing with the Securities and Exchange Commission on April 17, 2009, and the preliminary prospectus supplement filed on June 17, 2009 with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

The total aggregate net proceeds to the Company from the Offering will be approximately $455.3 million.  The proceeds from the Offering will primarily provide additional equity capital for E*TRADE Bank and the Company may also use a portion of the net proceeds for working capital and general corporate purposes.  Affiliates of Citadel Investment Group, L.L.C. (“Citadel”) purchased 90.9 million additional shares of the Company’s Common Stock, which, upon closing of the Offering, will bring its total ownership to approximately 17% of the Company’s Common Stock.

In connection with the Offering, the Company, certain of its officers and directors and Citadel have agreed to enter into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement and subject to customary exceptions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the prospectus supplement.

A copy of the opinion of Davis Polk & Wardwell, relating to the validity of the shares issued in the public equity offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the registration statement.

The press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events

As previously announced, the Company intends to commence an offer to exchange (the “Debt Exchange”) any and all of its 8% Senior Notes due 2011 and a portion of its 12.5% Springing Lien Notes due 2017 for an equal aggregate principal amount of zero-coupon Senior Convertible Debentures due 2019 (the “Debentures”).  The Debentures issued in the Debt Exchange will be designated as either Class A Debentures or Class B Debentures, depending upon when notes are tendered, and will be identical except for the conversion price for each class of Debentures.  As a result of the Offering, the conversion price of the Class A Debentures and the Class B Debentures to be offered in the Company’s proposed exchange offer will be $1.034 and $1.551 per share, respectively.  The Company intends to commence the exchange offer on June 22, 2009.  Completion of the Debt Exchange is conditioned upon, among other things, receipt of stockholder approval to increase our authorized Common Stock and receipt of prior regulatory approval of OTS permitting Citadel’s participation in the Debt Exchange.

Further information regarding the exchange offer may be found in the Company’s Current Report on Form 8-K filed on June 17, 2009.

Item 9.01.	Financial Statements and Exhibits.

   (d)        Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 18, 2009 among E*TRADE Financial Corporation, J.P. Morgan Securities Inc. and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Davis Polk & Wardwell

23.1	Consent of Davis Polk & Wardwell (incorporated in Exhibit 5.1)

99.1	Press release dated June 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	June 19, 2009	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 18, 2009 among E*TRADE Financial Corporation, J.P. Morgan Securities Inc. and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Davis Polk & Wardwell

23.1	Consent of Davis Polk & Wardwell (incorporated in Exhibit 5.1)

99.1	Press release dated June 19, 2009